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Exhibit  23.03

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To  the  Board  of  Directors  and  Stockholders
APO  Health,  Inc.
Oceanside,  New  York

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement to be filed on or about February 21, 2003 our report dated December 3, 2002 relating to the consolidated financial statements of APO Health, Inc. as of September 30, 2002 and 2001.



Linder  &  Linder
Certified  Public  Accountants
Dix  Hills,  New  York
February 21, 2003


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